Exhibit 3.15

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF PARTNERSHIP OF

HUGHES BUILDING MATERIALS, LTD.

Pursuant to Section 620.1202 of the Florida Revised Uniform Limited Partnership Act, the Certificate of Limited Partnership of Hughes Building Materials, Ltd., a Florida limited partnership (the “Partnership”), are hereby amended according to this Certificate of Amendment:

FIRST:	The name of the Partnership is Hughes Building Materials, Ltd.

SECOND:	The initial Certificate of Limited Partnership for this Partnership was filed on November 22, 2004.

THIRD:	Article I of the Certificate of Limited Partnership is amended in its entirety to read as follows:

“1.	Name The name of the limited partnership is as follows:

HD Supply Construction Supply, Ltd.”

FOURTH:	The foregoing amendment was adopted, duly executed and filed in accordance with 620.1202, F.S., by the general partner of the Partnership on December 21, 2006.

FIFTH:	The effective date of this Certificate of Amendment shall be December 31, 2006.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 21st day of December, 2006.

HD SUPPLY GP & MANAGEMENT, INC., its general partner

By:	/s/ David Bearman
David Bearman, Vice President

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES BUILDING MATERIALS, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1.        Name.    The name of the limited partnership is as follows:

Hughes Building Materials, Ltd.

2.        Address.    The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way Orlando, FL 32805

3.        Registered Agent.    The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company 1201 Hayes Street Tallahassee, FL 32301

4.        General Partner.    The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc, One Hughes Way Orlando, FL 32805

5.        Termination.    The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 19th day of November, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré

Name:	John Z. Paré

Title:	Secretary